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                                                                     EXHIBIT 10E

                               DELUXE CORPORATION
                             PERFORMANCE SHARE PLAN

                            SECTION I.  ESTABLISHMENT

On February 10, 1994, the Board of Directors of Deluxe Corporation (the "Company"), upon recommendation by the Compensation Committee of the Board of Directors (the "Committee"), approved an incentive plan for executives as described herein, which plan shall be known as the "Deluxe Corporation Performance Share Plan" (the "Plan"). The Plan shall be submitted for approval by the shareholders of the Company at the 1994 Annual Meeting of Shareholders. The Plan shall be effective as of January 1, 1994, subject to its approval by the shareholders of the Company, and no benefits shall be issued pursuant to the Plan until after the Plan has been approved by the shareholders of the Company.

                              SECTION II.  PURPOSE

The purpose of the Plan is to advance the interests of the Company and its shareholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company. The Plan is further intended to provide such employees with an opportunity to increase their ownership of the Company's common stock and, thereby, to increase their personal interest in the long-term success of the business in a manner designed to increase shareholder value.

                          SECTION III.  ADMINISTRATION

3.1 COMPOSITION OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation ("Rule 16b-3"). All members of the Committee shall be members of the Board of Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3. In addition, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (such statute, as it may be amended from time to time and all proposed temporary or final Treasury Regulations promulgated thereunder shall be referred to as the "Code"), at all times following the 1995 Annual Meeting of Shareholders of the Company, all members of the Committee shall be "outside directors" within the meaning of Section 162(m) of the Code.

3.2 POWER AND AUTHORITY OF THE COMMITTEE. The Committee shall have full power and authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to, or Award (as defined below in Section 4.2) made under, the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any

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instrument or agreement relating to, or Award made under, the Plan shall be (x)
within the sole discretion of the Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, holders of Awards, and their legal representatives and beneficiaries, and employees of the Company or of any "Affiliate" of the Company. For purposes of the Plan and any instrument or agreement relating to, or Award made under, the Plan, the term "Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee in its sole discretion.

3.3 DELEGATION. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its power (a) to make determinations regarding officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act; or (b) in such a manner as would cause the Plan not to comply with the provisions of Section 162(m) of the Code.

                   SECTION IV.  ELIGIBILITY AND PARTICIPATION

4.1 ELIGIBILITY. The Plan is unfunded and is maintained by the Company for a select group of management or highly compensated employees. In order to be eligible to participate in the Plan, an employee of the Company or of its Affiliates must be selected by the Committee. In determining the employees who will participate in the Plan, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its sole discretion, shall deem relevant. A director of the Company or of an Affiliate who is not also an employee of the Company or an Affiliate shall not be eligible to participate in the Plan.

4.2 PARTICIPATION. The Committee shall determine the employees to be granted an award opportunity (the "Award"), the amount of each Award, the time or times when Awards will be made, the period of time over which such Awards are intended to be earned, and all other terms and conditions of each Award. The provisions of the Awards need not be the same with respect to any recipient of an Award (the "Participant") or with respect to different Participants. The Committee's decision to approve an Award to an employee at any time shall not require the Committee to approve a similar Award or any Award at all to that employee or any other employee or person at any future date. The Company and the Committee shall not have any obligation for uniformity of treatment of any person, including, but not limited to, Participants and their legal representatives and beneficiaries and employees of the Company or of any Affiliate of the Company.

4.3 AWARD AGREEMENT. Any employee selected for participation by the Committee shall, if requested by the Committee, execute and return to the Committee a written agreement setting forth the terms and conditions of the Award (the "Award Agreement"). A separate Award Agreement may be entered into between the Company and each Participant for each Award.

4.4 QUALIFIED PERFORMANCE-BASED COMPENSATION. Awards granted pursuant to the Plan are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Accordingly, all of the other terms and conditions of the Plan as it applies

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to any Award shall be interpreted in such a fashion so as to qualify all compensation paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

4.5 MAXIMUM SHARE LIMITATIONS. No Participant may be granted an Award or Awards of any Stock Units (as defined below in Section 5.1) or Shares (as defined below in Section 5.6) under this Plan (i) and under any other stock-based benefit plan adopted by the Company (including, if adopted, the Stock Incentive Plan as defined below in Section 5.1) of more than 90,000 Shares in the aggregate in any calendar year or (ii) of more than 90,000 Shares in the aggregate during the period from January 1, 1994 through December 31, 1998; provided, however, that, for purposes of making this 90,000 Share calculation, any Shares acquired pursuant to the Deluxe Corporate Annual Incentive Plan shall not be taken into account.

4.6 EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any Affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

                               SECTION V.  AWARDS

5.1 GENERAL. The Committee shall determine that Award or Awards to be made to each Participant, and each Award shall be subject to the terms and conditions of the Plan and the applicable Award Agreement. An Award shall be made in the form of units equivalent to Shares (the "Stock Units"). Awards may be granted singly or in combination, or in addition to, in tandem with or in substitution for any grants or rights under any employee or compensation plan of the Company or of any Affiliate, including the Deluxe Corporation Stock Incentive Plan (the "Stock Incentive Plan"). All or part of an Award may be subject to conditions and forfeiture provisions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company or an Affiliate.

5.2 BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS. The right to have an Award vest or become payable in any fashion shall be determined solely on account of the attainment of one pre-established, objective performance goal selected by the Committee at the time of the grant of the Award. Such goal shall be based solely on the Company's total return to shareholders during a period selected by the Committee (a "Performance Period") as compared to the total return to shareholders of companies comprising the Standard & Poor's 500 Company Stock Index (the "S & P 500") during a measurement period (a "Measurement Period") selected by the Committee, which Measurement Period need not be the same as the Performance Period. The Performance Period and Measurement Period with respect to each Award shall be designated by the Committee in its sole discretion at the time of the grant of the Award. Total return to

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shareholders shall mean appreciation in share price between the date of grant and the end of the applicable Performance Period or Measurement Period, plus dividends paid during such period.

5.3 AWARD OF STOCK UNITS. All Awards shall be granted in the form of Stock Units. No certificates shall be issued with respect to such Stock Units, but the Company shall maintain a bookkeeping account in the name of the Participant to which the Stock Units shall relate. Each Stock Unit shall represent the right to receive a payment of one or more Shares of the Company's Common Stock or a continuing Stock Unit, or other Awards, or a combination thereof, with such restrictions and conditions as the Committee may determine in its sole discretion, including, but not limited to, the issuance of Shares as restricted stock legended to indicate restrictions on transferability.

5.4 DIVIDEND EQUIVALENTS. The Committee, in its sole discretion, may provide that any Award may earn dividend equivalents as provided in the Stock Incentive Plan.

5.5 PAYMENT OF AWARDS; MINIMUM ACHIEVEMENT FOR PAYMENT. Payment of Awards may be made at such times, with such restrictions and conditions, and in such forms (Shares, including restricted Shares, Stock Units, other Awards, or combinations thereof) as the Committee in its sole discretion may determine at the time of grant of the Awards. Notwithstanding any other provision of the Plan to the contrary, a payment will not be made with respect to any Award or any Stock Unit included as part of an Award for any Performance Period unless the Company's total return to shareholders for the Performance Period is at least equal to the total return to shareholders for companies in the 50th percentile of the S & P 500 for the Measurement Period.

5.6 STOCK INCENTIVE PLAN. All shares ("Shares") of Company Common Stock, $1.00 par value, to be issued under the Plan shall be issued pursuant to the Stock Incentive Plan to be voted upon for approval by the shareholders of the Company at the 1994 Annual Meeting of Shareholders. Accordingly, such Shares shall be subject to all of the additional terms and conditions of Stock Incentive Plan. In the event the Stock Incentive Plan is not so approved by the Company's shareholders, this Plan shall be of no effect, as described in Section 9.1 hereof.

                     SECTION VI.  TERMINATION OF EMPLOYMENT

Each Award Agreement shall include provisions governing the disposition of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Company or an Affiliate.

                        SECTION VII.  NON-TRANSFERABILITY

Except as otherwise determined by the Committee or as set forth in the applicable Award Agreement, no Award and no right under any Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, (i) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or (ii) transfer any Award to any member of such Participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose

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beneficiaries are members of such Participant's "immediate family."  Each Award or right under any Award shall be exercisable during a Participant's lifetime only by the Participant, or by a member of such Participant's "immediate family" or a trust for members of such "immediate family" pursuant to a transfer as described above, or if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any Award may be pledged, alienated, attached or otherwise encumbered and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate of the Company.

                              SECTION VIII.  TAXES

In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or part of the federal and state taxes to be withheld or collected upon receipt or payment of (or the lapse of restrictions relating to) an Award, the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon receipt or payment of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock other than the shares issuable upon receipt or payment of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes.

                     SECTION IX.  AMENDMENT AND TERMINATION

9.1 TERM OF PLAN. Unless the Plan shall have been discontinued or terminated as provided in Section 9.2 hereof, or unless the Company's shareholders have failed to approve this Plan and the Stock Incentive Plan, the Plan shall terminate on December 31, 1998. This Plan shall be of no effect, and the Board of Directors shall be deemed automatically to have terminated this Plan, if the Company's shareholders fail to approve the Stock Incentive Plan at the Company's 1994 Annual Meeting of Shareholders. No Awards may be granted after such termination, but termination of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided in the Plan or the Award Agreement.

9.2 AMENDMENTS TO PLAN. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or an Award Agreement, the Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

     a.   would cause Rule 16b-3 to become unavailable with respect to the Plan;
          or

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     b.   would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company.

9.3 WAIVERS OF AWARD CONDITIONS OR RIGHTS. The Committee may waive any condition of, or rights of the Company under, any outstanding Award, prospectively or retroactively.

9.4 LIMITATION ON AMENDMENTS TO AWARDS. Neither the Committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided in the Plan or the Award Agreement.

9.5 CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or an Award Agreement, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                            SECTION X.  MISCELLANEOUS

10.1 GOVERNING LAW. The Plan and any Award Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Minnesota.

10.2 SEVERABILITY. If any provision of the Plan, any Award or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Award or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose of intent of the Plan, the Award or the Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Award or any such Award Agreement shall remain in full force and effect.

10.3 NO TRUST OR FUND CREATED. Neither the Plan nor any Award or Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

10.4 HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

10.5 STOCK INCENTIVE PLAN. Except as otherwise specifically stated herein, all of the terms and conditions of the Stock Incentive Plan shall also govern Awards under this Plan.

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